                                 EXHIBIT 14 (i)

                        Independent Auditors' Consent

The Board of Directors
Oppenheimer Value Fund, a series of Oppenheimer Series Fund, Inc.:

We consent to the use of or  incorporation  by reference in this  Registration
Statement  of  Oppenheimer  Value  Fund on  Form  N-14  of our  reports  dated
November  21,  2002  relating  to  the  financial   statements  and  financial
highlights   appearing   in  the  October  31,  2002  Annual   Report  to  the
Shareholders of Oppenheimer Value Fund.

                                    /s/ KPMG LLP
                                    -------------
                                    KPMG LLP

Denver, Colorado
September 15, 2003

525-375_Ex14(i)KPMGConsent_Initial_081103.doc